POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Jason T. Miller and Anne C. Deedwania, or either ofthem signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1)

prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the SEC) a Fonn ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC ofreports required by Section 16(a) of the Securities and Exchange Act of 1934 or any rule or regulation ofthe SEC;

(2)

execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Guess?, Inc., Forms 3, 4, 5 and 144 in accordance with Section 16(a) ofthe Securities Exchange Act of 1934 and the rules thereunder;

(3)

do and pe1fo1m any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Fo1ms 3, 4, 5 or 144, complete and execute any amendment or amendments thereto, timely file such form with the SEC and any stock exchange or similar authority; and

(

4) take any other action of any type whatsoever in connection with t~e foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf ofthe undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney in fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any ofthe rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do ifpersonally present, with full power ofsubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or their substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any ofthe undersigned's responsibilities to comply with Section 16 ofthe Securities Exchange Act of 1934.

This Power ofAttorney is governed by and shall be construed in accordance with the laws of the State of California. This Power of Attorney revokes any and all previous powers of attorney appointing any officer of Guess?, Inc. as the undersigned's true and lawful attorney-in-fact. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5, and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as ofthisgjday of June 2021.

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